UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2012

OSAGE EXPLORATION AND DEVELOPMENT, INC.

(Exact name of small business issuer as specified in its charger)

Delaware	0-52718	26-0421736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2445 5th Avenue, Suite 310 San Diego, CA 92131 (Address of principal executive offices)	(619) 677-3956 (Issuer’s telephone number)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

This 8-K/A is filed solely to correct the issuance date and the maturity date of the secured promissory note as previously filed on form 8-K on April 20, 2012.

On April 17, 2012, we issued a $2,500,000 secured promissory note (“Secured Promissory Note”) to Boothbay Royalty Co., (“Boothbay”) for gross proceeds of $2,500,000. The Secured Promissory Note matures April 17, 2014 and has an 18% interest rate, payable in cash monthly. In addition, Boothbay received 400,000 shares of common stock, $0.0001 par value, a 1.5% overriding royalty on our leases in section 29, township 17 North, range 3 in Logan County, Oklahoma and a 1.7143% overriding royalty on our leases in section 36, township 19 North, range 4 West in Logan County, Oklahoma. The Secured Promissory Note is secured by a First Mortgage (with Power of Sale), Security Agreement and Financing Statement (“Mortgage”), and other collateral documents of even date covering a 5% overriding royalty interest, proportionately reduced, in all of the Company’s leases in Logan County, Oklahoma.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01, above, is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 with regard to the issuance of 400,000 shares of the Company’s common stock to Boothbay is hereby incorporated by reference into this Item 3.02. The foregoing securities were issued pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder and a restrictive legend was placed thereon.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1*	Form of Promissory Note
Exhibit 10.2*	Form of Assignment of Overriding Royalty Interest
Exhibit 10.3*	Form of Mortgage, assignment, security agreement, fixture filing and financing statement.

* Incorporated by reference to Osage’s 8-k filed April 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

OSAGE EXPLORATION AND DEVELOPMENT, INC. (Registrant)

Date: April 23, 2012	By:	/s/ Kim Bradford
Kim Bradford
President and Chief Executive Officer